NVR, Inc. Announces Second Quarter Results

RESTON, Va., July 21, 2014 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2014 of $68,178,000,or $15.17 per diluted share. Net income and diluted earnings per share for its second quarter ended June 30, 2014 increased 34% and 50%, respectively, when compared to the 2013 second quarter. Consolidated revenues for the second quarter of 2014 totaled $1,102,054,000, a 9% increase from $1,009,892,000 for the comparable 2013 quarter.

For the six months ended June 30, 2014, consolidated revenues were $1,913,364,000, 7% higher than the $1,780,148,000 reported for the same period of 2013. Net income for the six months ended June 30, 2014 was $92,027,000, an increase of 7% when compared to the six months ended June 30, 2013. Diluted earnings per share for the six months ended June 30, 2014 was $20.19, an increase of 19% from $16.92 per diluted share for the comparable period of 2013.

Homebuilding

New orders in the second quarter of 2014 increased 4% to 3,415 units when compared to 3,278 units in the second quarter of 2013. The cancellation rate in the second quarter of 2014 was 13% compared to 14% in the second quarter of 2013 and 12% in the first quarter of 2014. Settlements increased in the second quarter of 2014 to 2,943 units, 2% higher than the same period in 2013. The Company's backlog of homes sold but not settled as of June 30, 2014 decreased on a unit basis by 1% to 6,531 units, but increased on a dollar basis by 3% to $2,443,238,000 when compared to June 30, 2013.

Homebuilding revenues for the three months ended June 30, 2014 totaled $1,084,080,000, 9% higher than the year earlier period. Gross profit margin in the second quarter of 2014 was 18.6% compared to 15.9% in the second quarter of 2013. Gross profit margin in the second quarter of 2013 was negatively impacted by a previously disclosed service related accrual which reduced gross profit margin by 157 basis points of revenue. Income before tax from the homebuilding segment totaled $102,578,000 in the 2014 second quarter, an increase of 43% when compared to the second quarter of 2013.

Mortgage Banking

Mortgage closed loan production of $675,625,000 for the three months ended June 30, 2014 was 5% higher than the same period last year. Operating income for the mortgage banking operations during the second quarter of 2014 decreased 27% to $6,246,000, when compared to $8,518,000 reported for the same period of 2013.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-seven metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Homebuilding:
Revenues	$ 1,084,080	$ 992,210	$ 1,883,267	$ 1,743,078
Other income	452	1,098	1,449	2,124
Cost of sales	(882,778)	(834,288)	(1,537,930)	(1,458,373)
Selling, general and administrative	(93,583)	(82,120)	(184,215)	(160,533)
Operating income	108,171	76,900	162,571	126,296
Interest expense	(5,593)	(5,237)	(11,277)	(10,689)
Homebuilding income	102,578	71,663	151,294	115,607

Mortgage Banking:
Mortgage banking fees	17,974	17,682	30,097	37,070
Interest income	825	1,047	2,009	2,002
Other income	194	178	253	291
General and administrative	(12,617)	(10,252)	(24,882)	(19,433)
Interest expense	(130)	(137)	(240)	(251)
Mortgage banking income	6,246	8,518	7,237	19,679

Income before taxes	108,824	80,181	158,531	135,286

Income tax expense	(40,646)	(29,491)	(66,504)	(49,555)

Net income	$ 68,178	$ 50,690	$ 92,027	$ 85,731

Basic earnings per share	$ 15.68	$ 10.37	$ 20.88	$ 17.38

Diluted earnings per share	$ 15.17	$ 10.11	$ 20.19	$ 16.92

Basic weighted average shares outstanding	4,349	4,889	4,408	4,934

Diluted weighted average shares outstanding	4,495	5,013	4,557	5,067

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	June 30, 2014	December 31, 2013
ASSETS	(Unaudited)

Homebuilding:
Cash and cash equivalents	$ 538,940	$ 844,274
Receivables	15,196	9,529
Inventory:
Lots and housing units, covered under
sales agreements with customers	788,848	568,831
Unsold lots and housing units	89,275	117,467
Land under development	63,789	41,328
Building materials and other	10,593	10,939
	952,505	738,565

Assets related to consolidated variable interest entity	6,802	7,268
Contract land deposits, net	253,808	236,885
Property, plant and equipment, net	44,252	32,599
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	6,055	6,747
Other assets	311,060	307,933
	2,170,198	2,225,380

Mortgage Banking:
Cash and cash equivalents	12,919	21,311
Mortgage loans held for sale, net	170,470	210,641
Property and equipment, net	6,433	4,699
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	14,696	16,770
	211,865	260,768

Total assets	$ 2,382,063	$ 2,486,148

LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$ 231,633	$ 181,687
Accrued expenses and other liabilities	296,045	316,227
Liabilities related to consolidated variable interest entity	2,277	1,646
Non-recourse debt related to consolidated variable
interest entity	1,258	3,365
Customer deposits	128,320	101,022
Senior notes	599,120	599,075
	1,258,653	1,203,022

Mortgage Banking:
Accounts payable and other liabilities	24,195	21,774
	24,195	21,774

Total liabilities	1,282,848	1,224,796

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,555,330 shares issued as of
both June 30, 2014 and December 31, 2013	206	206
Additional paid-in-capital	1,277,755	1,212,050
Deferred compensation trust – 109,256 shares of
NVR, Inc. common stock as of both
June 30, 2014 and December 31, 2013	(17,741)	(17,741)
Deferred compensation liability	17,741	17,741
Retained earnings	4,697,584	4,605,557
Less treasury stock at cost – 16,342,156 and
16,121,605 shares at June 30, 2014
and December 31, 2013, respectively	(4,876,330)	(4,556,461)
Total shareholders' equity	1,099,215	1,261,352
Total liabilities and shareholders' equity	$ 2,382,063	$ 2,486,148

NVR, Inc. Operating Activity (dollars in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,751	1,671	3,426	3,387
North East (2)	288	274	586	567
Mid East (3)	825	833	1,716	1,782
South East (4)	551	500	1,012	1,052
Total	3,415	3,278	6,740	6,788

Average new order price	$ 368.0	$ 361.1	$ 368.0	$ 351.8

Settlements (units)
Mid Atlantic (1)	1,547	1,493	2,671	2,631
North East (2)	271	259	504	450
Mid East (3)	707	722	1,185	1,315
South East (4)	418	404	794	754
Total	2,943	2,878	5,154	5,150

Average settlement price	$ 368.2	$ 344.7	$ 365.3	$ 338.4

Backlog (units)
Mid Atlantic (1)			3,465	3,439
North East (2)			577	550
Mid East (3)			1,563	1,619
South East (4)			926	1,009
Total			6,531	6,617

Average backlog price			$ 374.1	$ 358.6

Community count (average)	494	452	487	444
Lots controlled at end of period			67,500	61,200

Mortgage banking data:
Loan closings	$ 675,625	$ 646,450	$1,148,557	$1,120,216
Capture rate	82%	85%	80%	84%

Common stock information:
Shares outstanding at end of period			4,213,174	4,699,992
Number of shares repurchased	285,362	300,086	317,739	300,086
Aggregate cost of shares repurchased	$ 314,870	$ 294,979	$ 347,448	$ 294,979

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and eastern Pennsylvania
(3)	New York, Ohio, western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Curt McKay, Office: (703) 956-4058